Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Esperion Therapeutics, Inc. 2022 Stock Option and Incentive Plan, as amended, of our report dated February 22, 2023, with respect to the financial statements of Esperion Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan
August 1, 2023